Exhibit 10.1
THIRD AMENDMENT TO
PIER 1 IMPORTS, INC.
2006 STOCK INCENTIVE PLAN
     WHEREAS, Pier 1 Imports, Inc. has heretofore adopted the Pier 1 Imports, Inc. 2006 Stock Incentive Plan (the “Plan”) effective March 23, 2006;
     WHEREAS, the Plan was amended by a First Amendment to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan effective June 22, 2006;
     WHEREAS, the Plan was amended by a Second Amendment to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan effective March 4, 2007 (“Second Amendment”);
     NOW, THEREFORE, the Plan is amended as follows:
     1. The last sentence of subsection (b) of Paragraph IX of the Plan is deleted and replaced with the following:
     “In no event shall a Performance Award which is an Award of shares of Common Stock vest in full prior to the expiration of a one-year period following the grant of the Award.”
     2. Subsection (c) of Paragraph XI of the Plan is deleted and replaced with the following:
     “(c) Director Deferred Stock Unit Award Payouts. At the time that a Director terminates such Director’s service as a Director, the deferred stock units then credited to such Director shall be exchanged for shares of Common Stock which will be distributed to such Director. The transfer of shares of Common Stock to a Director in payment of such Director’s deferred stock units shall be effected within thirty (30) days after the date such Director terminated such Director’s position as a Director of the Company.”
     3. Effective as of June 1, 2007, the following shall be added to subsection (a) of Paragraph XI of the Plan as the last sentence to such subsection as in effect as of June 1, 2007 and as the next-to-last sentence to such subsection as amended by the Second Amendment:
“Notwithstanding the foregoing, the election described in the preceding sentence by an individual who has first become elected as a Director may be made before or within the 30 day period immediately following his election as a Director provided that the deferral effected by such election will only apply with respect to services rendered as a Director after the date such election was made.”
     4. All terms used in this Third Amendment, unless specifically defined herein, have the same meanings attributed to them in the Plan. As amended hereby, the Plan is specifically ratified and reaffirmed.
     IN WITNESS WHEREOF, the party hereto has caused this Third Amendment to be executed on June 28, 2007.

PIER 1 IMPORTS, INC.
By:
Gregory S. Humenesky